Exhibit 21.1

SUBSIDIARIES OF MONROE CAPITAL CORPORATION

Name	Jurisdiction
Panther Lender MRCC BDC, LLC	Delaware
MCC Holdco Equity Manger I, LLC	Delaware
MRCC Holding Company I, LLC	Delaware
MRCC Holding Company II, LLC	Delaware
MRCC Holding Company III, LLC	Delaware
MRCC Holding Company IV, LLC	Delaware
MRCC Holding Company V, LLC	Delaware
MRCC Holding Company VI, LLC	Delaware
MRCC Holding Company VII, LLC	Delaware
MRCC Holding Company VIII, LLC	Delaware
MRCC Holding Company IX, LLC	Delaware
MRCC Holding Company X, LLC	Delaware
MRCC Holding Company XI, LLC	Delaware
MRCC Holding Company XII, LLC	Delaware
MRCC Holding Company XIII, LLC	Delaware
MRCC Holding Company XIV, LLC	Delaware
MRCC Holding Company XV, LLC	Delaware
MRCC Holding Company XVI, LLC	Delaware
MRCC Holding Company XVII, LLC	Delaware
MRCC Holding Company XVIII, LLC	Delaware
MRCC Holding Company XIX, LLC	Delaware
MRCC Holding Company XX, LLC	Delaware